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                                                                      EXHIBIT 16

[PRICEWATERHOUSECOOPERS LLP LOGO]

                                                      PRICEWATERHOUSECOOPERS LLP
                                                      125 High Street
                                                      Boston, MA 02110-1707
                                                      Telephone (617) 530 5000
                                                      Facsimile (617) 530 5001

January 14, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by MVC Capital, Inc. pursuant to Item 9 of Form 10-K, as dated January 14, 2005. We agree with the statements concerning our Firm in such Form 10-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP